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                                                                    EXHIBIT 99.1


Ashford.com Acquisition of Watchnetwork.com Completed
Updated: Friday, March 9, 2001 12:59 PM ET

HOUSTON, March 9 /PRNewswire/ Ashford.com (Nasdaq: ASFD, news, msgs), the world's leading e-commerce destination offering luxury goods to individual and corporate clients, today announced the completion of the acquisition of Watchnetwork.com, originally announced February 15, 2001. The transaction is expected to expand Ashford.com's direct relationships with leading watch brands, improve the economics of its largest retail category, and grow its emerging corporate business.

In connection with the acquisition, the shareholders of E.S.T., Inc. (d/b/a The Watch Network) will receive approximately 2 million shares of Ashford stock at closing and may receive up to an additional 5.5 million shares of Ashford stock if certain contingencies are satisfied.

Scott Hockler, former President of Watchnetwork.com, has been elected to the Ashford.com Board of Directors and will serve as President of Ashford's Watch Division. Mr. Hockler brings over 20 years of knowledge and experience in the industry, and will work to expand the company's watch portfolio with leading Swiss watch brands, in addition to serving as advisor to the watch industry. Additionally, Mr. Hockler will serve as Editor-in-Chief of TimeZone, the world's largest online watch information resource and a subsidiary to Ashford.com. Mr. Hockler will be responsible for managing TimeZone's transformation into the leading online watch and jewelry magazine and for building the magazine's network of supporting partners.

About Ashford.com

Ashford.com is the world's leading e-commerce destination offering luxury goods to individual and corporate clients. The company's e-commerce site, located at http://www.ashford.com, offers a vast selection of more than 20,000 styles of diamonds, new and vintage watches, jewelry, fragrances, leather accessories, ties, scarves, sunglasses, writing instruments, home and lifestyle products, fine art and corporate gifts from more than 400 leading brands. Dedicated to creating an exceptional shopping experience, Ashford.com provides next-day delivery, attractive gift packaging, and a 30-day money-back guarantee on all merchandise. The company also offers the Ashford.com Protection Plus(SM) policy, which provides outstanding product warranties, customer privacy, and site security. Ashford.com is headquartered in Houston, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding the future performance and profitability of the combined entity and certain of its business lines as well as the ability of the combined entity to maintain existing supply relationships or secure future supply relationships. All forward-looking statements are based upon information available to the Company as of the date of the statement, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company's current expectations. The potential risks and uncertainties that could cause actual results to differ materially include, but are not limited to, the Company's limited operating history; the failure of systems associated with order fulfillment; changes in product mix; inventory risks due to shifts in market demand; continued competitive factors and pricing pressures; changes in supply,
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advertising, and lending relationships; market responses to pricing actions and promotional programs; and the failure to obtain operating efficiencies or improved relationships from the acquisition. Further information on the factors and risks that could affect the Company's financial results are included in its filings with the Securities and Exchange Commission, including the most recent report on Form 10-Q.

Ashford and Ashford.com are trademarks, and Ashford.com Protection Plus is a service mark, of Ashford.com. All other marks are the property of their respective owners.

SOURCE Ashford.com

CONTACT: press, Kristie Kidder of Ashford.com, 713-369-2310, or
         Kkidder@ashford.com